PROXY	PROXY

CALAMOS FAMILY OF FUNDS

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 11, 2016

2020 CALAMOS COURT, NAPERVILLE, ILLINOIS 60653

FUND NAME

The undersigned hereby appoints John P. Calamos, Sr., Robert F. Behan, and J. Christopher Jackson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to attend the Special Meeting of Shareholders of Calamos Investment Trust (the “Trust”), to be held on October 11, 2016 at 12:00 p.m., Central time, at the offices of Calamos Advisors LLC, 2020 Calamos Court, Naperville, Illinois 60653, and at any adjournment thereof (the “Meeting”), to cast on behalf of the undersigned as directed on the reverse side all of the votes that the undersigned is entitled to cast at the Meeting and to otherwise represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and the accompanying Prospectus/Proxy Statement, the terms of which are incorporated by reference herein, and revokes any Proxy previously given with respect to the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER OF THE FUND(S), AS APPLICABLE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL(S), AS APPLICABLE.

CONTROL #:

SHARES:

Note: Please date and sign exactly as the name appears on this proxy card. When shares are held by joint owners/tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person.

Signature(s) (Title(s), if applicable)

Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE

CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:

1.

By Phone: Call Okapi Partners toll-free at: (855) 305-0855 to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 5:00 PM (EST).

OR

2.	By Internet: Refer to your proxy card for the control number and go to: WWW.OKAPIVOTE.COM/CALAMOS2016 and follow the simple on-screen instructions.

OR

3.	By Mail: Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.

If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the Meeting on October 11, 2016.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW

	FOR	AGAINST	ABSTAIN
Proposal 1 (to be voted on by shareholders of Calamos Focus Growth Fund)

1.

To approve an Agreement and Plan of Reorganization which provides for (i) the transfer of all the assets of Calamos Focus Growth Fund (“Focus Growth”) to Calamos Growth Fund (“Growth”) in exchange solely for shares of beneficial interest of Growth and the assumption by Growth of all the liabilities of Focus Growth; and (ii) the distribution by Focus Growth of all the shares of each class of Growth received by Focus Growth to the holders of shares of the corresponding class of Focus Growth in complete liquidation and termination of Focus Growth.

	☐	☐	☐

Proposal 2 (to be voted on by shareholders of Calamos Long/Short Fund)

2.

To approve an Agreement and Plan of Reorganization which provides for (i) the transfer of all the assets of Calamos Long/Short Fund (“Long/Short”) to Calamos Phineus Long/Short Fund (“Phineus”) in exchange solely for shares of beneficial interest of Phineus and the assumption by Phineus of all the liabilities of Long/Short; and (ii) the distribution by Long/Short of Class A and Class C shares of Phineus to the holders of shares of the corresponding class of Long/Short and Class I shares of Phineus to the holders of Class I and Class R shares of Long/Short in complete liquidation and termination of Long/Short.

	☐	☐	☐

You may have received more than one proxy card due to multiple investments in a Fund.

PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders of

Calamos Focus Growth Fund and Calamos Long/Short Fund to Be Held on October 11, 2016

The Notice of Meeting and Prospectus/Proxy Statement are available at: WWW.OKAPIVOTE.COM/CALAMOS